UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 23, 2022 (May 19, 2022)

Commission file number: 000-55610

GREENBACKER RENEWABLE ENERGY CO LLC

(Exact Name of Registrant as Specified in its Charter)

Delaware	80-0872648
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

230 Park Avenue, Suite 1560

New York, NY 10169

Tel (646) 237-7884

(Address, including zip code and telephone number, including area code, of registrants Principal Executive Office)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

On May 19, 2022, Greenbacker Renewable Energy Company LLC (the “Company”) completed a management internalization transaction pursuant to which it acquired substantially all of the business and assets, including intellectual property and personnel of its external advisor, Greenbacker Capital Management, LLC (the “Advisor”), Greenbacker Administration LLC (“Admin”) and certain other affiliated companies. All of the acquired business and assets were immediately thereafter contributed by the Company to its wholly owned subsidiary Greenbacker Renewable Energy Corporation (“GREC Corp”). As a result of the management internalization transaction, GREC Corp will operate as a fully integrated and internally managed company with its own internal executive management team and other employees to manage its business and operations. We refer to the management internalization transaction as the “Acquisition.”

The Acquisition was implemented under the terms of a contribution agreement (the “Contribution Agreement”), dated as of May 19, 2022, by and between the Company, and the Advisor’s parent, Greenbacker Group LLC (“Group LLC”), a subsequent contribution agreement between the Company and GREC Corp, and certain related agreements.

In connection with the Acquisition, Group LLC received consideration of 24,365,133 Class P-I common shares, par value $0.001 per share of the Company (the “Class P-I Shares”) (which were valued at $8.798 per Class P-I Share, the last reported net asset value published by the Company on March 31, 2022, or an aggregate value of $214.36 million, net of deal related fees and expenses), and 13,071,153 of a newly created class of common shares of the Company designated as Class EO common shares, par value $0.001 per share (the “Earnout Shares”). The issuance of the Class P-I Shares and the Earnout Shares to Group LLC was made in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), afforded by Section 4(a)(2) thereof. Holders of the Class P-I Shares or Earnout Shares issued pursuant to the Contribution Agreement shall not be permitted to sell or transfer the Class P-I Shares or Earnout Shares for 12 months after the closing date of the Acquisition. The terms of the Earnout Shares are set forth in that certain Certificate of Designation as summarized in Item 5.03 to this Current Report on Form 8-K.

The Contribution Agreement contains customary representations, warranties and covenants and also provides for indemnification, to be paid, if applicable, in the form of Class P-I Shares, subject to certain limits (including a limit of up to 10% in the aggregate), for inaccuracies or breaches of representations and warranties and breaches or failure to perform covenants (in the Company’s case, solely to the extent such breach or failure was the result of the Company acting at the explicit direction of the independent directors of the board of directors of the Company).

In connection with the Acquisition, the employment arrangements of the employees of Group LLC were assigned and transferred to GREC Corp and the existing advisory agreement among the Company, GREC Corp and the Advisor (the “Advisory Agreement”), the existing administration agreement among the Company, GREC Corp and Admin (the “Administration Agreement”) and certain related agreements were terminated. As a result, the Company and GREC Corp will operate with an internal management structure that will involve the payment of compensation and related expenses to employees but not the payment of management fees to the Advisor or costs and expenses to Admin. Additional information about the employment arrangements of certain key employees is summarized in Item 5.02 to this Current Report on Form 8-K.

In accordance with the terms of the Fourth Amended and Restated Limited Liability Company Operating Agreement of the Company, dated as of November 17, 2020 (the “Fourth Amended and Restated LLC Agreement”), a wholly owned subsidiary of the Advisor was the holder of a special unit of membership interest in the Company (the “Special Unit”), which, prior to the completion of the Acquisition, entitled it to receive (i) quarterly performance payments based on increases in net asset value and distributions made by the Company to its shareholders during the quarter (the “Quarterly Performance Feature”), and (ii) additional amounts based on returns achieved by the Company’s shareholders upon the occurrence of a Liquidation or Listing (as defined in the Fourth Amended and Restated LLC Agreement) undertaken by the Company (the “Liquidation Performance Feature”). The Quarterly Performance Feature of the Special Unit was contributed in connection with the Acquisition, however the Liquidation Performance Feature was carried forward into a new membership interest (the “Liquidation Performance Unit”) but modified so that any amounts that may be earned upon the occurrence of a Listing are no longer payable in cash, but only in additional Class P-I Shares, which will be valued for such purpose at their then fair market value as determined in accordance with the terms of the Fifth Amended and Restated LLC Agreement at the time of the Listing. Consistent with the Liquidation Performance Feature, in the case of a Liquidation, amounts payable may be paid in additional shares of the Company, other securities and/or cash.

In connection with the Acquisition, Group LLC and certain other parties (together, the “Service Recipients”) entered into a transition services agreement with Admin (the “Transition Services Agreement”), pursuant to which Admin is providing certain financial and corporate recordkeeping services to the Service Recipients until the earlier of December 31, 2023 (or December 31, 2026 in the case of one of the Service Recipients), such time as the parties terminate the services arrangement, or one month after such Service Recipient has been liquidated and dissolved. The Service Recipients shall be required to pay a fee of $200 per hour per person performing the services it receives under the Transition Services Agreement.

In connection with the Acquisition, the Company, GREC Corp, Group LLC and GB Liquidation Performance Holder LLC, a newly formed and wholly owned subsidiary of Group LLC that holds the Liquidation Performance Unit (the “LPU Holder”) entered into a customary registration rights agreement (the “Registration Rights Agreement”), pursuant to which GREC Corp has agreed to use commercially reasonable efforts to prepare and file with the Securities and Exchange Commission not later than 12 months from the beginning of the first full calendar month following completion of an initial public offering by GREC Corp a shelf registration statement relating to the resale of shares of common stock of GREC Corp that may in the future be held by Group LLC, the LPU Holder and/or their respective members to the extent their shares of the Company are repurchased, redeemed, exchanged or converted into shares of common stock of GREC Corp. GREC Corp has agreed to pay customary registration expenses and to provide customary indemnification in connection with the foregoing registration rights.

In connection with the Acquisition, the Company formed a special committee comprised entirely of independent directors who represent a majority of the board of directors of the Company (the “Special Committee”). The Special Committee was represented by its own independent legal, financial, and compensation advisors. None of the members of the Special Committee are or have been affiliated with Group LLC. The Special Committee negotiated and approved the terms of the transactions contemplated by the Contribution Agreement and underlying the Acquisition in an arm’s length transaction. The full board of directors of the Company also unanimously approved the Acquisition upon the recommendation of the Special Committee.

The representations and warranties set forth in the Contribution Agreement have been made solely for the benefit of the parties to the Contribution Agreement. In addition, those representations and warranties (i) have been made only for the purpose of the Contribution Agreement, (ii) have been qualified by the disclosures made to the other party in connection with the Contribution Agreement, (iii) are subject to certain materiality qualifications contained in the Contribution Agreement that may differ from what may be viewed as material by investors and (iv) have been included in the Contribution Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts and should not be relied upon by persons who are not parties to the Contribution Agreement as statements of factual information.

The foregoing description of the Contribution Agreement, the Acquisition, the Registration Rights Agreement, the Transition Services Agreement and the transactions contemplated thereby are summaries and are subject to, and qualified in their entirety by, the full text of the Contribution Agreement, the Registration Rights Agreement and the Transition Services Agreement, copies of which are filed as Exhibits 2.1, 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 1.02. Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the termination of the Advisory Agreement and the Administration Agreement is incorporated by reference into this Item 1.02.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K regarding the issuance of the Class P-I Shares and Earnout Shares is incorporated by reference in this Item 3.02. The Class P-I Shares and Earnout Shares issued pursuant to the Contribution Agreement were issued in reliance on Section 4(a)(2) of the Securities Act.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the closing of the Acquisition, each of Mr. Charles Wheeler and Mr. David Sher have agreed that their existing employment agreements with Group LLC will be terminated within five days following the Acquisition and will be superseded by offer letters from GREC Corp and participation in the Greenbacker Renewable Energy Corporation Executive Protection Plan (the “EPP”).

It is anticipated that as soon as administratively practicable, and in any event within ninety (90) days following the Acquisition, certain other key employees and senior executive officers of GREC Corp will (A) agree to the termination of their existing employment agreements with Group LLC (which have been assigned to GREC Corp), with all existing rights thereto extinguished, (B) accept new employment offer letters from GREC Corp, and (C) participate in the EPP as in effect on such date.

Mr. Wheeler currently serves as the Company’s Chief Executive Officer and President, and as a member of the board of directors of the Company. He also currently serves in these same roles with GREC Corp. The material terms of Mr. Wheeler’s employment is as follows: (i) a base salary of $500,000; (ii) a target bonus of 100% of base salary; (iii) participation in the Company’s long term incentive program, under which Mr. Wheeler will receive annual awards each with a grant value of $1,100,000; (iv)participation in the EPP, under which Mr. Wheeler would be entitled to severance following a termination without cause by GREC Corp or a constructive termination of Mr. Wheeler (each as defined in the EPP) equal to 2.0x the total amount of his base salary and average annual bonus; (v) severance for a qualifying termination following a change of control equal to 3x the total amount of his base salary and average annual bonus; (vi) a restrictive covenants period for non-compete and non-solicitation of 24 months in the case of a qualifying termination other than following a change in control, and a restrictive covenants period for 36 months in the case of a qualifying termination following a change in control; and (vii) the eligibility to participate in the pension, health, and welfare benefit plans otherwise available to similarly situated executives and employees of GREC Corp.

Mr. Sher currently serves as a member of the board of directors of the Company, and as President of the Advisor (which is a wholly owned subsidiary of GREC Corp as a result of the Acquisition). The material terms of Mr. Sher’s appointment are as follows: (i) a base salary of $409,000; (ii) a target bonus of 70% of base salary; (iii) participation in the Company’s long term incentive program, under which Mr. Sher will receive annual awards each with a grant value of $695,000; (iv) participation in the EPP, under which Mr. Sher would be entitled to severance following a termination without cause by GREC Corp or a constructive termination of Mr. Sher equal to 1.5x the total amount of his base salary and average annual bonus; (v) severance for a qualifying termination following a change of control equal to 2.25x the total amount of the base salary and average annual bonus; (vi) a restrictive covenants period for non-compete and non-solicitation of 18 months in the case of a qualifying termination other than following a change in control, and a restrictive covenants period for 27 months in the case of a qualifying termination following a change in control; and (vii) the eligibility to participate in the pension, health, and welfare benefit plans otherwise available to executive of GREC Corp.

The biographical and other information of Mr. Charles Wheeler and Mr. David Sher has been previously reported and is incorporated by reference herein from the heading “Biographical Information of Director Nominees” in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on May 11, 2022.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 19, 2022, the Company entered into that Fifth Amended and Restated Limited Liability Company Operating Agreement (the “Fifth Amended and Restated LLC Agreement”). The Fifth Amended and Restated LLC Agreement generally contains the same terms and conditions as the Fourth Amended and Restated LLC Agreement, except that it reflects the creation and issuance of the Liquidation Performance Unit to the LPU Holder, as described in Item 1.01 to this Current Report on Form 8-K.

The foregoing description of the Fifth Amended and Restated LLC Agreement does not purport to be a complete description of the terms of the Fifth Amended and Restated LLC Agreement and is qualified in its entirety by reference to the text of the Fifth Amended and Restated LLC Agreement, which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

On May 19, 2022, after the Company entered into the Fifth Amended and Restated LLC Agreement, a majority of the board of directors of the Company approved that certain Certificate of Share Designation of Class EO Common Shares of the Company (the “Certificate of Designation”). The Certificate of Designation creates and designates a new and separate class of common shares of the Company, par value $0.001 per share of the Company (the “Class EO Shares”).

An aggregate of 13,071,153 shares (subject to standard antidilution adjustments as set forth in the Certificate of Designation) are designated as Class EO Shares and are referred to in the Certificate of Designation as “Earnout Shares.” The Earnout Shares are divided into three separate series, designated as “Tranche 1 Earnout Shares,” “Tranche 2 Earnout Shares,” and “Tranche 3 Earnout Shares.” The Earnout Shares are comprised of 4,357,051 Tranche 1 Earnout Shares, 4,357,051 Tranche 2 Earnout Shares, and 4,357,051 Tranche 3 Earnout Shares. Each separate series of Earnout Shares will initially not have the right to participate in any distributions payable by the Company. However, upon the achievement of separate benchmark quarter-end run-rate revenue targets applicable to each series, or upon the occurrence of certain liquidity events, each series of Earnout Shares can become “Participating Earnout Shares.” The run-rate revenue of the Company or GREC Corp (the “Run Rate Revenue”) upon which the benchmark targets are based is determined primarily by the calculation of third-party management fees during each quarter and additional capital raised from the closing of the Acquisition through December 31, 2025 (as may be extended to December 31, 2026 upon the achievement of certain Run Rate Revenue targets).

The Earnout Shares may become Participating Earnout Shares as follows (i) 2,904,410 of the Tranche 1 Earnout Shares will become Participating Earnout Shares if the Run Rate Revenue during any calendar quarter exceeds $8,333,333 and the balance of the Tranche 1 Earnout Shares will become Participating Earnout Shares if the Run Rate Revenue during any calendar quarter equals or exceeds $12,500,000; (ii) 2,904,410 of the Tranche 2 Earnout Shares will become Participating Earnout Shares if the Run Rate Revenue during any calendar quarter exceeds $16,666,667 and the balance of the Tranche 2 Earnout Shares will become Participating Earnout Shares if the Run Rate Revenue during any calendar quarter equals or exceeds $25,000,000; and (iii) 2,525,827 of the Tranche 3 Earnout Shares will become Participating Earnout Shares if the Run Rate Revenue during any calendar quarter exceeds $25,000,000 and the balance of the Tranche 3 Earnout Shares will become Participating Earnout Shares if the Run Rate Revenue during any calendar quarter equals or exceeds $37,500,000.

Upon achieving Participating Earnout Share status, such Earnout Shares will become entitled to priority allocations of profits and increases in value from the Company, and will (i) have equivalent economic and other rights as the Class P-I Shares of the Company, (ii) vote together as a single class with the Class P-I Shares on all matters submitted to holders of Class P-I Shares generally, (iii) not have separate voting rights on any matters (other than amendments to the terms of the Participating Earnout Shares that affect such Participating Earnout Shares adversely and in a manner that is different from the terms of the Class P-I Shares), and (iv) have the right to participate in all distributions payable by the Company, as if they were, and on a pari passu basis with, the Class P-I Shares for all purposes set forth in the Fifth Amended and Restated LLC Agreement, subject to, with respect to (i) and (iv), the allocation of sufficient amounts to the Earnout Shares. At its election, a holder may convert its Participating Earnout Shares into Class P-I Shares after the holder’s Earnout Shares have been allocated sufficient profits or increases of value from the Company.

The foregoing description of the Certificate of Designation does not purport to be a complete description of the terms of the Certificate of Designation and is qualified in its entirety by reference to the text of the Certificate of Designation, which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

The Company issued a press release on May 23, 2022, announcing the completion of the Acquisition described above under Item 1.01. In addition, the Company made an investor presentation available to the investment community on May 23, 2022. A copy of that press release and presentation are furnished as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K and are incorporated by reference herein.

The information contained in this Item 7.01, including the information contained in the press release attached hereto as Exhibit 99.1 and the presentation attached hereto as Exhibit 99.2 is being “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
2.1	Contribution Agreement, dated as of May 19, 2022, by and between Greenbacker Renewable Energy Company LLC and Greenbacker Group LLC
2.2	Contribution Agreement, dated as of May 19, 2022, by and between Greenbacker Renewable Energy Company LLC and Greenbacker Renewable Energy Corporation
3.1	Fifth Amended and Restated Limited Liability Company Operating Agreement, dated as of May 19, 2022 of Greenbacker Renewable Energy Company LLC
4.1	Certificate of Share Designation of Class EO Common Shares of Greenbacker Renewable Energy Company LLC, dated as of May 19, 2022
10.1	Registration Rights Agreement, dated as of May 19, 2022, by and between Greenbacker Renewable Energy Corporation, Greenbacker Renewable Energy Company LLC and the Initial Holders
10.2	Transition Services Agreement, dated as of May 19, 2022, by and among Greenbacker Group LLC, GB Liquidation Performance Holder LLC, GB EO Holder LLC, and Greenbacker Administration, LLC
99.1	Press Release, dated May 23, 2022
99.2	Investor Presentation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2022	Greenbacker Renewable Energy Company LLC

	By:	/s/Charles Wheeler
	Name:	Charles Wheeler
	Title:	Chief Executive Officer and President